UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2017

Blue Nile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50763	91-1963165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 FIRST AVENUE SOUTH, SUITE 700,
SEATTLE, WASHINGTON, 98104
(Address of principal executive offices, including zip code)

(206) 336-6700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.
On February 2, 2017, Blue Nile, Inc. (“Blue Nile” or the “Company”) held a special meeting of stockholders (the “Company Stockholder Meeting”) at 411 First Avenue South, Suite 210, Seattle, WA 98104.
As of the record date, December 21, 2016, there were 11,730,389 shares of common stock of Blue Nile issued, outstanding and entitled to vote at the Company Stockholder Meeting. At the Company Stockholder Meeting, 9,421,602 shares, or approximately 80.3% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were voted upon at the Company Stockholder Meeting, with the Board of Directors of Blue Nile unanimously recommending a vote “FOR” each of the proposals voted upon, as further described in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2016 (the “Definitive Proxy Statement”).
Proposal 1 (the “Merger Proposal”) was to consider and vote on a proposal to adopt an Agreement and Plan of Merger, dated as of November 6, 2016, by and among Blue Nile, BC Cyan Parent Inc. (“Parent”) and BC Cyan Acquisition Inc., a wholly owned subsidiary of Parent (“Merger Sub”), as it may be amended, supplemented or modified from time to time (the “Merger Agreement”). Each of Parent and Merger Sub are legal entities formed by funds managed by Bain Capital Private Equity to facilitate its acquisition of Blue Nile. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Blue Nile (the “Merger”), and Blue Nile will become a privately held subsidiary of Parent.
Proposal 2 (the “Adjournment Proposal”) was to consider and vote on a proposal to postpone or adjourn the Company Stockholder Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Company Stockholder Meeting, but such adjournment was deemed unnecessary.
Proposal 3 (the “Executive Compensation Proposal”) was to consider and vote on a proposal to approve, by non-binding advisory vote, certain compensation that will or may become payable by Blue Nile to its named executive officers in connection with the Merger.
The Merger Proposal, the Adjournment Proposal and the Executive Compensation Proposal were approved and adopted. Adjournment of the Company Stockholder Meeting was not necessary or appropriate because there were sufficient votes at the time of the Company Stockholder Meeting to adopt the Merger Agreement.
The table below shows the final voting results from the Company Stockholder Meeting.

	For	Against	Abstained	Broker Non-Votes

Proposal 1 – The Merger Proposal	8,842,518	570,745	8,339	0
Proposal 2 – The Adjournment Proposal	8,318,144	1,100,919	2,539	0
Proposal 3 – The Executive Compensation Proposal	8,650,701	765,784	5,117	0

Pursuant to the terms of the Merger Agreement, the consummation of the Merger remains subject to the satisfaction or waiver of certain customary closing conditions described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 28, 2016. The transaction is expected to close in the second half of February 2017. However, there can be no assurance that the closing of the Merger will occur at such time, or at all.

Legal Notice Regarding Forward-Looking Statements
This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed transaction between Blue Nile and BC Cyan Parent Inc., including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the expected closing of the proposed Merger. In some cases, you can identify forward-looking statements by terms such as “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “might,” “predict,” “potential,” “targets,” “seek,” or “continue,” the negative of these terms or other variations of such terms. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to satisfy conditions to the consummation of the proposed Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the risk that the transaction may involve unexpected costs, liabilities or delays and such other risks as identified in Blue Nile’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2016, and Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2016, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. While Blue Nile may elect to update forward-looking statements at some point in the future, Blue Nile specifically disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and, therefore, you should not rely on these forward-looking statements as representing Blue Nile’s views as of any date subsequent to today.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Nile, Inc.

By:	/s/ Lauren Neiswender
Lauren Neiswender General Counsel and Corporate Secretary

Date: February 2, 2017